For Immediate Release
Condor Hospitality Trust Reports 2015 Results

20 Non-Core Hotels Sold | 3 Premium-Branded Hotels Acquired | $30.0 million Capital Raise [1]

Norfolk, Nebraska, March 24, 2016 – Condor Hospitality Trust, Inc. (NASDAQ: CDOR) (the “Company”) today announced results for the fourth quarter and year ended December 31, 2015.

“The Company continued to accelerate the disposition of legacy hotels in 2015 to recycle capital into higher margin, increased quality lodging assets,” said Bill Blackham, Condor’s Chief Executive Officer.  “As this transition evolves, the operating margins have increased from 24.3 percent in 2014 to 26.5 percent in 2015 and we expect further improvement in 2016 as we seek to sell over 20 additional legacy hotels and fully invest the proceeds into hotels that meet our new investment strategy.”

2015 Key Accomplishments

Acquisitions:  In October 2015, the Company acquired three premium-branded hotels in an off-market transaction for $42.5 million. The properties are representative of the new strategic direction of the Company’s portfolio into higher quality, premium-branded select-service properties.  The properties include the 116-room SpringHill Suites San Antonio Downtown/Riverwalk, the 142-room Hotel Indigo Hartsfield-Jackson Atlanta International Airport, and the 120-room Courtyard Jacksonville Flagler Center.  The assets are performing consistently with the Company’s underwriting at the time of acquisition.

Dispositions:  In 2015, the Company sold 17 non-core hotels for gross proceeds of $54.7 million.  Following the close of the fourth quarter 2015, the Company sold three non-core hotels with an aggregate of 364 rooms for combined gross proceeds of $7.0 million. The Company is currently marketing 14 hotels for sale and expects to generate approximately $11.0 million in cash after associated debt repayments and related expenses.  These excess proceeds are expected to be recycled into properties that fit the Company’s new investment criteria.

Balance Sheet:  Significant progress has been made in reducing future debt maturities and improving the Company’s liquidity position since December 31, 2014.  On October 26, 2015, the Company successfully closed a $10.0 million mortgage loan with Huntington National Bank which was used to refinance an existing loan with Citigroup Global Markets Realty Corp. that was set to mature in November 2015. The loan was the last remaining significant loan maturity in 2015 and positions the Company with no significant 2016 loan maturities.  Based on the improvements in its liquidity and debt maturity schedule, management has concluded that there is no longer substantial doubt regarding the Company’s ability to continue as a going concern.

Capital Raise:  Subsequent to the close of the year, Condor announced that it had raised $30.0 million in a private placement transaction with an affiliate of the StepStone Group.  A portion of the proceeds will be used to redeem in cash all outstanding Series A and Series B preferred stock on April 15, 2016, including all unpaid accrued dividends.  Excess proceeds will be utilized by the Company to accelerate the strategic repositioning of its portfolio to high quality select-service, limited service, extended stay, and compact full service hotels.  Simultaneously with StepStone’s investment in Series D preferred stock, the Company’s outstanding Series C preferred stock was also exchanged for the newly created Series D preferred stock, resulting in one class of preferred stock for which the Company can require conversion entirely to common stock upon the occurrence of defined capital events.  Refer to the Company’s Form 8-K filed March 16, 2016 for further details.

Management:  On March 3, 2015, the Company hired industry veteran Bill Blackham as Chief Executive Officer. Mr. Blackham, previously the president and CEO of Eagle Hospitality, has an accomplished record of establishing and growing public and private companies.   On September 21, 2015, the Company hired Arinn A. Cavey, formerly with KPMG LLP, as Chief Accounting Officer. Arinn will oversee the Company’s financial plans, SEC compliance matters, and banking relationships.   On October 27, 2015, the Company hired Jonathan J. Gantt, formerly with Starwood Hotels & Resorts, as Senior Vice President and Chief Financial Officer.  Jonathan will lead the Company’s capital raising efforts as well as provide overall direction for the Company’s accounting, financial reporting, tax, and budget activities.

Rebranding:  On July 15, 2015, the Company changed its name to Condor Hospitality Trust, Inc. from Supertel Hospitality, Inc.  The name change marks the beginning of a new strategic direction for the Company, including a repositioning of its portfolio into higher quality, significantly newer, premium-branded hotels. The Company’s common stock trading symbol changed from SPPR to CDOR.  In addition, the Company launched a new website: www.condorhospitality.com.

[1] Three hotels sold subsequent to year-end 2015; $30 million capital raise closed March 16, 2016

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Condor Hospitality Trust, Inc.                                                                   2015 | Fourth Quarter, Full Year Earnings Release

Summary Financial Results

RevPAR:  For the fourth quarter, revenue per available room (RevPAR) for the 39 same-store hotels declined 3.5 percent to $35.87.  The decrease was attributed to an 11.1 percent reduction in occupancy to 56.0 percent, partially offset by an 8.5 percent increase in average daily rate (ADR) to $64.05.  In 2015, RevPAR for the same-store hotels increased 2.6 percent to $40.91. The increase was driven by a 7.3 percent increase in ADR to $64.34, offset by a 4.4 percent decline in occupancy to 63.6 percent.

Revenue:  Condor’s fourth quarter 2015 revenue from continuing operations was $13.1 million compared to $13.2 million in the same 2014 period.  In 2015, revenue from continuing operations was $57.3 million, compared to $57.4 million in the prior year.  The slight decrease in annual revenue in 2015 was primarily due to the loss of $4.2 million of revenue attributable to 10 hotels in continuing operations sold during the year, which was effectively offset by increased revenue from our October 2015 acquisitions of $2.6 million and increased revenue from legacy held for use ($1.1 million) and held for sale ($0.4 million) properties in continuing operations between the periods.

Net Earnings: Fourth quarter net earnings attributable to common shareholders was $3.4 million, or $0.69 per basic share and $0.01 per diluted share, respectively, compared to a net loss of $(3.8) million, or $(0.80) per basic and diluted share for the same 2014 period.  For the year, net earnings attributable to common shareholders was $9.5 million, or $1.94 per basic share and $(0.00) per diluted share, compared to a net loss of $(19.7) million or $(5.05) per basic and diluted share for the same 2014 period.

The results, excluding 2015 earnings per diluted share, include a non-cash derivative gain of $3.6 million for the three months ended December 31, 2015, compared to a derivative loss of $(0.2) million in the same quarter of 2014, and a non-cash derivative gain of $11.6 million for 2015, compared to a derivative loss of $(14.4) million for the same 2014 period.  When the value of the derivative liability increases, a loss is recorded and when it decreases, a gain is recorded. One of the key drivers of the value of the derivatives is the market value of the common stock.

Capital Reinvestment:  The Company invested $2.2 million in capital improvements throughout the portfolio in the fourth quarter 2015 to upgrade its properties and maintain brand standards, bringing the year to date investment to $5.3 million. Notable capital improvements in 2015 included renovations at the Rocky Mount, Virginia, Comfort Inn and rebranding upgrades at three hotels: Princeton, West Virginia, Quality Inn; Morgantown, West Virginia, Quality Inn; and Culpeper, Virginia, Quality Inn.

Balance Sheet:  The Company had cash and available revolver of $4.9 million and $2.5 million, respectively, at December 31, 2015.  As of December 31, 2015, the Company had total outstanding debt of $87.5 million, with $70.3 million associated with assets held for use with a weighted average maturity of 3.0 years and a weighted average interest rate of 5.13%.

Dividends:  The Company did not declare a dividend on common stock in the fourth quarter 2015. The Company’s board of directors elected to suspend the payment of monthly dividends commencing December 31, 2013 on the outstanding shares of its 8.00% Series A Cumulative Convertible Preferred Stock (NASDAQ: CDORP), quarterly dividends on the outstanding shares of its 10.00% Series B Preferred Cumulative Stock (NASDAQ: CDORO), and quarterly dividends on the outstanding shares of its 6.25% Series C Cumulative Convertible Preferred Stock to preserve capital and improve liquidity.  Upon the execution of the StepStone transaction and Preferred Series A and B redemption discussed above, all accumulated dividends will be paid in full.  The board of directors will continue to monitor the dividend policy.

Outlook

“Condor has achieved significant progress in 2015 with key staffing additions, reduced interest costs on debt with staggered maturities, completed attractive acquisitions we expect to have attractive yields in 2016, and improved management contracts having better alignment to reward improved results," said Blackham.  "The most important accomplishment started in 2015 and completed in the first quarter of 2016 is the convertible preferred stock setting the stage for significantly larger market capitalization needed to raise additional capital to implement our growth strategy. At this writing, we are evaluating many attractive properties for possible acquisition by the Company.”

About Condor Hospitality Trust, Inc.
Condor Hospitality Trust, Inc. (NASDAQ: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded select-service, extended stay and limited service hotels.  The Company currently owns 39 hotels in 18 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, InterContinental Hotels Group, Choice and Wyndham.  For more information or to make a hotel reservation, visit www.condorhospitality.com.

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Condor Hospitality Trust, Inc.                                                                   2015 | Fourth Quarter, Full Year Earnings Release

Contact:
Krista Arkfeld, Director of Corporate Communications
karkfeld@trustcondor.com
402-371-2520

Forward Looking Statement
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company’s filings with the Securities and Exchange Commission.

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Condor Hospitality Trust, Inc.                                                                   2015 | Fourth Quarter, Full Year Earnings Release

SELECTED FINANCIAL DATA:

Condor Hospitality Trust, Inc.
Consolidated Balance Sheet
As of December 31, 2015 and 2014
(In thousands, except share and per share amounts)

	As of December 31,
	2015	2014
Assets
Investments in hotel properties	$144,870	$105,520
Less accumulated depreciation	37,938	38,331
	106,932	67,189

Cash and cash equivalents	4,870	173
Restricted cash	3,776	2,478
Accounts receivable, net of allowance for
doubtful accounts of $10 and $25	1,169	1,190
Prepaid expenses and other assets	1,782	1,784
Deferred financing costs, net	1,575	1,637
Investment in hotel properties, held for sale, net	23,767	71,993

Total Assets	$143,871	$146,444

Liabilities and Equity
Liabilities
Accounts payable, accrued expenses and other liabilities	$5,419	$6,666
Derivative liabilities, at fair value	8,759	20,337
Debt related to hotel properties held for sale	17,218	47,536
Long-term debt	70,318	45,151
Total Liabilities	101,714	119,690
Redeemable preferred stock
10% Series B, 800,000 shares authorized; $.01 par value,
332,500 shares outstanding, liquidation preference of $10,812	7,662	7,662

Equity
Shareholders' equity
Preferred stock, 40,000,000 shares authorized;
8% Series A, 2,500,000 shares authorized, $.01 par value, 803,270
shares outstanding, liquidation preference of $9,485	8	8
6.25% Series C, 3,000,000 shares authorized, $.01 par value, 3,000,000
shares outstanding, liquidation preference of $34,492	30	30
Common stock, $.01 par value, 200,000,000 shares authorized;
4,941,878 and 4,692,965 shares outstanding	49	47
Additional paid-in capital	138,387	137,900
Accumulated deficit	(105,858)	(118,983)
Total shareholders' equity	32,616	19,002

Noncontrolling interest
Noncontrolling interest in consolidated partnership,
redemption value $1,197 and $25	1,879	90

Total Equity	34,495	19,092

Total Liabilities and Equity	$143,871	$146,444

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Condor Hospitality Trust, Inc.                                                                   2015 | Fourth Quarter, Full Year Earnings Release

Condor Hospitality Trust, Inc.
Consolidated Statement of Operations
For the Three and Twelve Months ended December 31, 2015 and 2014
(In thousands, except per share amounts)

	Three months		Years
	ended December 31,		ended December 31,
	Unaudited	Unaudited
	2015	2014	2015	2014
Revenue
Room rentals and other hotel services	$13,075	$13,157	$57,341	$57,409
Operating Expenses
Hotel and property operations	10,087	10,323	42,186	43,256
Depreciation and amortization	1,564	1,593	5,400	6,437
General and administrative	1,310	1,201	5,493	4,192
Acquisition and terminated transactions	490	-	684	-
Terminated equity transactions	66	-	246	76
Total operating expenses	13,517	13,117	54,009	53,961
Operating income (loss)	(442)	40	3,332	3,448
Net gain (loss) on dispositions of assets	1,996	(36)	4,802	1
Unrealized derivative gain (loss)	3,570	(212)	11,578	(14,430)
Other income (expense)	(8)	3	114	116
Interest expense	(1,310)	(1,697)	(5,445)	(7,019)
Loss on debt extinguishment	(102)	(18)	(213)	(158)
Impairment loss	(311)	(1,388)	(3,828)	(1,269)
Earnings (loss) from continuing operations before income taxes	3,393	(3,308)	10,340	(19,311)
Income tax expense	-	-	-	-
Earnings (loss) from continuing operations	3,393	(3,308)	10,340	(19,311)
Gain from discontinued operations, net of tax	1,424	413	3,982	3,052

Net earnings (loss)	4,817	(2,895)	14,322	(16,259)

(Earnings) loss attributable to noncontrolling interest	(476)	4	(1,197)	23

Net earnings (loss) attributable to controlling interests	4,341	(2,891)	13,125	(16,236)
Preferred stock dividends declared and undeclared	(925)	(879)	(3,632)	(3,452)
Net earnings (loss) attributable to common shareholders	$3,416	$(3,770)	$9,493	$(19,688)

Basic Earnings Per Share (EPS)
Basic EPS from continuing operations	$0.44	$(0.89)	$1.22	$(5.84)
Basic EPS from discontinued operations	0.25	0.09	0.72	0.79
Total EPS Basic	$0.69	$(0.80)	$1.94	$(5.05)

Diluted Earnings Per Share (EPS)
Diluted EPS from continuing operations	$(0.04)	$(0.89)	$(0.15)	$(5.84)
Diluted EPS from discontinued operations	0.05	0.09	0.15	0.79
Total EPS Diluted	$0.01	$(0.80)	$-	$(5.05)

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Condor Hospitality Trust, Inc.                                                                   2015 | Fourth Quarter, Full Year Earnings Release

Reconciliation of Non-GAAP Financial Measures (Unaudited)

Non-GAAP financial measures are measures of our historical financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  We report Funds from Operations (“FFO”), Adjusted FFO (“AFFO”), Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, and Property Operating Income (“POI”) as non-GAAP measures that we believe are useful to investors as key measures of our operating results and which management uses to facilitate a periodic evaluation of our operating results relative to those of our peers.  Our non-GAAP measures should not be considered as an alternative to U.S. GAAP net income (loss) or operating income (loss) as an indication of financial performance or to U.S. GAAP cash flows from operating activities as a measure of liquidity.  Additionally, these measures are not indicative of funds available to fund cash needs or our ability to make cash distributions as they have not been adjusted to consider cash requirements for capital expenditures, property acquisitions, debt service obligations, or other commitments.

FFO and AFFO

The following table reconciles net earnings (loss) to FFO and AFFO for the three months and years ended December 31 (in thousands.)  All amounts presented include both continuing and discontinued operations.

	Three months		Years
	ended December 31,		ended December 31,
Reconciliation of Net earnings (loss) to FFO and AFFO	2015	2014	2015	2014

Net earnings (loss)	$4,817	$(2,895)	$14,322	$(16,259)
Depreciation and amortization expense	1,564	1,593	5,400	6,549
Net (gain) loss on disposition of assets	(3,330)	26	(7,795)	(2,750)
Impairment loss	312	1,523	3,708	2,921
FFO	3,363	247	15,635	(9,539)
(Earnings) loss attributable to noncontrolling interests	(476)	4	(1,197)	23
Preferred stock dividends declared and undeclared	(925)	(879)	(3,632)	(3,452)
FFO available to common shareholders	1,962	(628)	10,806	(12,968)
Unrealized (gain) loss on derivatives	(3,570)	212	(11,578)	14,430
Acquisition and terminated transactions expense	490	-	684	-
Gain on debt conversion	-	-	-	(88)
Terminated equity transaction expense	66	-	246	76
Adjusted FFO available to common shareholders	$(1,052)	$(416)	$158	$1,450

We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net earnings computed in accordance with GAAP, excluding gains or losses from sales of real estate assets, impairment, and the depreciation and amortization of real estate assets.  FFO is calculated both for the Company in total and as FFO available to common shareholders, which is FFO excluding earnings attributable to noncontrolling interests and preferred stock dividends.  AFFO is FFO available to common shareholders adjusted to exclude items we do not believe are representative of the results from our core operations, such as non-cash unrealized gains or losses on derivative liabilities, gains on debt conversion, and cash charges for acquisition costs and terminated equity offering expense. All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

We consider FFO and AFFO to be useful additional measures of performance for an equity REIT because they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO and AFFO provide a meaningful indication of our performance.

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Condor Hospitality Trust, Inc.                                                                   2015 | Fourth Quarter, Full Year Earnings Release

EBITDA and Adjusted EBITDA

The following table reconciles net earnings (loss) to EBITDA and Adjusted EBITDA for the three months and years ended December 31 (in thousands). All amounts presented include both continuing and discontinued operations.

	Three months		Years ended
	ended December 31,		December 31,
	2015	2014	2015	2014
Reconciliation of Net earnings (loss) to EBITDA and Adjusted EBITDA
Net earnings (loss)	$4,817	$(2,895)	$14,322	$(16,259)
Interest expense	1,359	1,876	5,745	8,256
Loss on debt extinguishment	102	17	213	278
Income tax expense	-	-	-	-
Depreciation and amortization expense	1,564	1,593	5,400	6,549
EBITDA	$7,842	$591	$25,680	$(1,176)
Net gain on disposition of assets	(3,330)	26	(7,795)	(2,750)
Impairment (recovery) loss	312	1,523	3,708	2,921
Unrealized (gain) loss on derivatives	(3,570)	212	(11,578)	14,430
Acquisition and terminated transactions expense	490	-	684	-
Gain on debt conversion	-	-	-	(88)
Terminated equity transactions expense	66	-	246	76
Adjusted EBITDA	$1,810	$2,352	$10,945	$13,413

We calculate EBITDA and Adjusted EBITDA by adding back to net earnings (loss) certain non-operating expenses and certain non-cash charges which are based on historical cost accounting which we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods. In calculating EBITDA, we add back to net earnings (loss) interest expense, loss on debt extinguishment, income tax expense, and depreciation and amortization expense.  In calculating Adjusted EBITDA, we adjust EBITDA to add back net (gain) loss on disposition of assets, acquisition and terminated transactions expense, and terminated equity transactions expense, which are cash charges. We also add back impairment, gain on debt conversion, and unrealized derivative gain or loss, which are non-cash charges.  Our current calculation of EBITDA varies from that presented in previous filings as EBITDA was historically calculated based on net earnings (loss) available to common shareholders with preferred dividends and noncontrolling interest added back only to Adjusted EBITDA.  EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

We believe that EBITDA and Adjusted EBITDA to be useful additional measures of our operating performance, excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization expense), and other items we do not believe are representative of the results from our core operations.

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Condor Hospitality Trust, Inc.                                                                   2015 | Fourth Quarter, Full Year Earnings Release

Property Operating Income

The following table reconciles operating income (loss) to POI for the three months and years ended December 31 (in thousands). All amounts presented include only continuing operations unless otherwise noted.

	Three months		Years ended
	ended December 31,		December 31,
	2015	2014	2015	2014

Reconciliation of Operating income (loss) to POI
Operating income (loss)	$(442)	$40	$3,332	$3,448
Depreciation and amortization expense	1,564	1,593	5,400	6,437
General and administrative expense	1,310	1,201	5,493	4,192
Acquisition and terminated transactions expense	490	-	684	-
Terminated equity transactions expense	66	-	246	76
Room rentals and property operations expense, discontinued operations	716	2,318	4,296	14,969
Hotel and property operating expense, discontinued operations	(576)	(1,601)	(3,127)	(11,545)
POI	$3,128	$3,551	$16,324	$17,577

We calculate POI as room rentals and other hotel services revenue less hotel and property operating expenses.  We believe POI is helpful to investors as it better communicates the comparability of our hotels’ operating results for all of the Company’s hotel properties.  POI as presented above includes both continuing and discontinued operations.

Condor Hospitality Trust, Inc.
Operating Statistics

	For the years ended December 31,
	2015			2014			2013
	Occupancy	ADR	RevPar	Occupancy	ADR	RevPar	Occupancy	ADR	RevPar
Same store HFU	65.32%	$75.10	$49.06	67.23%	$70.66	$47.50	63.72%	$69.62	$44.36
Same store HFS	61.42%	50.09	30.77	65.62%	46.30	$30.38	63.09%	45.81	28.90
Total same store	63.58%	$64.34	$40.91	66.51%	$59.95	$39.88	63.44%	$59.07	$37.48

Acquisitions	65.22%	$116.48	$75.97	-	$-	$-	-	$-	$-

	For the three months ended December 31,
	2015			2014			2013
	Occupancy	ADR	RevPar	Occupancy	ADR	RevPar	Occupancy	ADR	RevPar
Same store HFU	57.33%	$74.43	$42.68	62.63%	$70.02	$43.85	58.77%	$67.95	$39.93
Same store HFS	54.34%	50.41	27.39	63.50%	45.52	28.91	60.06%	44.64	26.81
Total same store	56.00%	$64.05	$35.87	63.02%	$59.02	$37.19	59.34%	$57.44	$34.09

Acquisitions	65.22%	$116.48	$75.97	-	$-	$-	-	$-	$-

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Condor Hospitality Trust, Inc.                                                                   2015 | Fourth Quarter, Full Year Earnings Release

Condor Hospitality Trust, Inc.
Property List | Fourth Quarter and Full Year Earnings Release Dated March 24, 2016

Current Hotel Portfolio [Excludes Acquisitions as Detailed Below]

Ref	Hotel Name	City	State	Rooms	Acquisition Date	Status1
1	Quality Inn	Princeton	WV	50	1/1/1985	Hold
2	Comfort Inn	Farmville	VA	51	7/1/1985	Hold
3	Quality Inn	Solomons	MD	60	6/1/1986	Hold
4	Key West Inn	Key Largo	FL	40	8/1/1987	Hold
5	Quality Inn	Morgantown	WV	81	10/1/1996	Hold
6	Comfort Inn	Shelby	NC	76	2/1/1989	Hold
7	Comfort Suites	Ft. Wayne	IN	127	11/7/2005	Hold
8	Comfort Suites	Lafayette	IN	62	11/7/2005	Hold
9	Comfort Inn and Suites	Warsaw	IN	71	11/7/2005	Hold
10	Comfort Suites	South Bend	IN	135	11/30/2005	Hold
11	Super 8	Billings	MT	106	1/5/2007	Hold
12	Hilton Garden Inn	Dowell/Solomons	MD	100	5/25/2012	Hold
13	Super 8	O'Neill	NE	72	7/30/1982	HFS
14	Super 8	Keokuk	IA	61	2/22/1985	HFS
15	Quality Inn	Culpeper	VA	49	5/1/1986	HFS
16	Comfort Inn	New Castle	PA	79	7/1/1987	HFS
17	Super 8	Pittsburg	KS	64	8/14/1987	HFS
18	Super 8	Storm Lake	IA	59	10/11/1990	HFS
19	Comfort Inn	Harlan	KY	61	7/1/1993	HFS
20	Comfort Inn	Chambersburg	PA	63	10/1/1993	HFS
21	Super 8	Portage	WI	61	6/7/1996	HFS
22	Clarion Inn	Cleveland	TN	59	3/1/1998	HFS
23	Savannah Suites	Atlanta	GA	164	11/16/2006	HFS
24	Days Inn	Bossier City	LA	176	4/4/2007	HFS
25	Comfort Inn	Glasgow	KY	60	1/1/2008	HFS
26	Super 8	Coralville	IA	84	12/21/1985	Legacy
27	Super 8	Creston	IA	121	9/19/1978	Legacy
28	Super 8	Mount Pleasant	IA	55	8/29/1988	Legacy
29	Comfort Inn	Rocky Mount	VA	61	4/1/1989	Legacy
30	Days Inn	Farmville	VA	59	9/1/1990	Legacy
31	Quality Inn	Danville	KY	63	8/1/1994	Legacy
32	Super 8	Menomonie	WI	81	4/1/1997	Legacy
33	Comfort Suites	Marion	IN	62	11/7/2005	Legacy
34	Supertel Inn/Conference Center	Creston	IA	41	6/30/2006	Legacy
35	Days Inn Airport	Sioux Falls	SD	86	1/1/2008	Legacy
36	Super 8	Burlington	IA	62	12/30/1986	Legacy
	Total			2,762

Acquisitions | For Period January 1, 2015 - December 31, 2015

Ref	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
37	SpringHill Suites	San Antonio	TX	116	10/1/2015	$17.5
38	Courtyard by Marriott Flagler Center	Jacksonville	FL	120	10/2/2015	$14.0
39	Hotel Indigo	College Park	GA	142	10/2/2015	$11.0
	Total Acquisitions			378		$42.5

Dispositions | For Period January 1, 2015 - December 31, 20152

Ref	Hotel Name	City	State	Rooms	Disposition Date	Gross Proceeds (in millions)
1	Super 8	West Plains	MO	49	1/15/2015	$1.5
2	Super 8	Green Bay	WI	83	1/29/2015	$2.2
3	Super 8	Columbus	GA	74	3/16/2015	$0.9
4	Sleep Inn & Suites	Omaha	NE	90	3/19/2015	$2.9
5	Savannah Suites	Chamblee	GA	120	4/1/2015	$4.4
6	Savannah Suites	Augusta	GA	172	4/1/2015	$3.4
7	Super 8	Batesville	AR	49	4/30/2015	$1.5
8	Days Inn	Ashland	KY	63	7/1/2015	$2.2
9	Comfort Inn	Alexandria	VA	150	7/13/2015	$12.0
10	Days Inn	Alexandria	VA	200	7/13/2015	$6.5
11	Super 8	Manhattan	KS	85	8/28/2015	$3.2
12	Quality Inn	Sheboygan	WI	59	10/6/2015	$2.3
13	Super 8	Hays	KS	76	10/14/2015	$1.9
14	Days Inn	Glasgow	KY	58	10/16/2015	$1.8
15	Super 8	Tomah	WI	65	10/21/2015	$1.4
16	Rodeway Inn	Fayetteville	NC	120	11/3/2015	$2.6
17	Savannah Suites	Savannah	GA	160	12/22/2015	$4.0
	Total FY2015			1,673		$54.7
18	Super 8	Kirksville	MO	61	1/4/2016	$1.5
19	Super 8	Lincoln	NE	133	1/7/2016	$2.8
20	Savannah Suites	Greenville	SC	170	1/8/2016	$2.7
	Total Subsequent to Year-End 2015			364		$7.0

	Total Dispositions			2,037		$61.7

1 | Status indicates the Company's current plan for the asset: Hold indicates the Company plans to hold the asset,
HFS indicates the asset is currently marketed for sale, and legacy indicates that the Company considers the hotel part of its disposition strategy.
2 | Three hotels closed subsequent to the close of year-end 2015, as detailed; HFS as of December 31, 2015.

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